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As filed with the Securities and Exchange Commission on May 25, 2001

Registration No. 333-59086

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT

Under
The Securities Act of 1933

RAYOVAC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Wisconsin (State or Other Jurisdiction of Incorporation or Organization)	22-2423556 (I.R.S. Employer Identification Number)
James T. Lucke, Esq. Rayovac Corporation
601 Rayovac Drive Madison, Wisconsin 53711-2497 (608) 275-3340 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	601 Rayovac Drive Madison, Wisconsin 53711-2497 (608) 275-3340 (Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
Margaret A. Brown, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Beacon Street
Boston, Massachusetts 02108
(617) 573-4800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee(4)

Primary Offering:

Common Stock, par value $.01 per share

Preferred Stock, par value $.01 per share

Senior debt securities

Subordinated debt securities

Warrants

Subtotal:			$250,000,000	$62,500	(5)

Secondary Offering:

Common Stock, par value $.01 per share (6)	5,125,000	$22.28	$114,185,000	$28,547

Subtotal:	5,125,000	$22.28	$114,185,000	$28,547

Total:			$364,185,000	$28,547	(7)

(1)
An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $250,000,000 or, if any debt securities are issued at any original issuance discount, such greater amount as shall result in net proceeds of $250,000,000 to the registrant. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.

(2)
Not specified with respect to each class of securities to be registered pursuant to General Instruction II. D. of Form S-3 under the Securities Act.

(3)
Includes consideration to be received by us for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

(4)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. The aggregate public offering price of the primary offering securities registered hereby will not exceed $250,000,000.

(5)
This registration fee was previously paid in connection with the initial filing of the registration statement on April 17, 2001.

(6)
Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average high and low prices of the Common Stock, as reported on the New York Stock Exchange on May 18, 2001.

(7)
Represents the registration fee for the additional 5,125,000 secondary shares registered pursuant to this Amendment No. 1.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD TO YOU UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MAY 25, 2001

PROSPECTUS

$250,000,000
RAYOVAC CORPORATION
Common Stock
Preferred Stock
Debt Securities
Warrants

This prospectus relates to common stock, preferred stock, debt securities and warrants for equity securities which we may sell from time to time in one or more offerings, up to an aggregate public offering price of $250,000,000. We will provide specific terms of these sales in supplements to this prospectus.

In addition, up to 5,125,000 shares of common stock being registered may be offered by certain selling shareholders. We will not receive any of the proceeds from the sale of shares by selling shareholders.

You should read this prospectus and each supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol "ROV." Each prospectus supplement offering any other securities will state whether those securities are listed or will be listed on any national securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2001

TABLE OF CONTENTS

Rayovac Corporation	1
Risk Factors	1
Use of Proceeds	1
Ratio of Earnings to Fixed Charges	2
Selling Shareholders	3
Description of The Securities We May Offer	4
Description of The Capital Stock We May Offer	4
Description of The Debt Securities We May Offer	10
Description of The Warrants We May Offer	16
Plan of Distribution	16
Legal Matters	17
Experts	18
Where You Can Find More Information	18
Forward-Looking Statements	18

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of proceeds of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information." You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and the registration statement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and neither the selling shareholders nor any other person is, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

RAYOVAC CORPORATION

    Rayovac is the leading value brand battery manufacturer and the fastest-growing manufacturer of general batteries in the U.S. We are also the leading worldwide manufacturer of hearing aid batteries and the leading manufacturer of zinc carbon household batteries marketed in North America and Latin America. In addition, we are a leading marketer of battery-powered lighting products and rechargeable batteries in the U.S.

    Rayovac is a well recognized brand name in the battery industry that was first used as a trademark for batteries in 1921. We attribute the longevity and strength of the Rayovac brand name to our high-quality products and to the success of our marketing and merchandising initiatives. We market all of our branded products under the Rayovac® name and selected products under sub-brand names, including MAXIMUM®, RENEWAL®, LOUD "N CLEAR®, PROLINE® and RAYOVAC ULTRA®.

    We have established our position as the leading value brand in the North American general alkaline battery market by focusing on mass merchandisers. Since September 30, 1996, we have increased our market share in the mass merchandiser channel from 27% to 34%. We believe we have maintained and built upon our industry position by:

  •
  offering consumers batteries with quality and performance characteristics that are competitive with those offered by other principal manufacturers, but at lower prices;

  •
  partnering with our customers and providing category management support with innovative in-store merchandising, promotions and packaging; and

  •
  offering retailers increased profit potential through lower inventory costs, attractive margins and more rapid product turnover.

    We have established our position as the leader in various specialty battery niche markets through continuous technological advances, creative marketing, and strong relationships with industry professionals and manufacturers.

    Over the last several years we have further penetrated the mass merchandiser channel while broadening our business in other distribution channels to include: home centers; warehouse clubs; food, drug, and convenience stores; electronics specialty stores and department stores; hardware and automotive centers; specialty retailers; hearing aid professionals; industrial distributors; government agencies; and original equipment manufacturers.

    We are a Wisconsin corporation. Our principal executive offices are located at 601 Rayovac Drive, Madison, Wisconsin 53711. Our telephone number at that location is (608) 275-3340. Our World Wide Web site address is http://www.rayovac.com. The information on our website is not part of this prospectus.

RISK FACTORS

    Investing in our securities involves risk. The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of risks applicable to an investment in Rayovac and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

USE OF PROCEEDS

    Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds, if any, from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include repaying indebtedness under our existing term loan facility under our Second

Amended and Restated Credit Agreement and repaying our outstanding 10 1/4% Series B Senior Subordinated Notes due November 2006, making additions to our working capital, funding future acquisitions or for any other purpose, subject to applicable limitations in the terms of our debt obligations. Funds not required immediately for such purposes may be temporarily invested in short-term marketable securities.

    Our existing term loan facility bears interest, at our option, based on Bank of America's reference rate as publicly announced from time to time, or its interbank offshore rate, plus, in either case, a margin based upon our leverage. The term loan facility matures on August 9, 2004.

    We will not receive any proceeds from sales of common stock by selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES

    The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Earnings is defined as pre-tax income from continuing operations, plus fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges represent total interest charges, amortized premiums, discounts, capitalized expenses related to indebtedness and an estimate of the interest within rental expense.

    The following table sets forth our ratio (deficiency) of earnings to fixed charges for each of the periods indicated (dollars in millions):

	Year Ended June 30,	Transition Period Ended September 30,	Twelve Months Ended September 30,	Fiscal Year Ended September 30,				Six Months Ended
	1996	1996	1996	1997	1998	1999	2000	April 1, 2001
Ratio of Earnings to Fixed Charges	2.9	N/A	N/A	1.4	2.4	2.9	2.8	1.1
Deficiency in Earnings(1)	N/A	$(28.3)	$(12.4)	N/A	N/A	N/A	N/A	N/A

(1)
Due to pretax losses in the Transition Period and Twelve months ended September 30, 1996, the ratio coverage was less than 1:1.

 SELLING SHAREHOLDERS

    The following table sets forth, as of May 15, 2001, information regarding ownership of our common stock by the selling shareholders who have included shares of common stock in this prospectus, and as adjusted to reflect the sale of such shares of common stock in offerings made pursuant to a prospectus supplement.

	Shares owned Prior to an Offering Pursuant to a Prospectus Supplement(1)					Shares That Will be Owned After an Offering Pursuant to a Prospectus Supplement(1)
				Number of Shares to be Offered for Sale Pursuant to a Prospectus Supplement(3)
	Number of Shares		Percent of Outstanding Shares(2)			Number of Shares		Percent of Outstanding Shares(4)
Executive Officers and 5% Shareholders
Thomas H. Lee Equity Fund III, L.P.(5) 75 State Street, Suite 2600 Boston, MA 02109	9,928,579		35.6%	2,840,632		7,087,947		25.1%
Thomas H. Lee Foreign Fund III, L.P.(5) 75 State Street, Suite 2600 Boston, MA 02109	615,051		2.2	175,970		439,081		1.6
THL-CCI Limited Partnership(6) 75 State Street, Suite 2600 Boston, MA 02109	1,042,405		3.7	298,238		744,167		2.6
David A. Jones	838,555	(7)(10)	2.9	268,564	(8)	569,991	(9)	2.0
Kent J. Hussey	279,828	(10)	1.0	100,000		179,828		*
Stephen P. Shanesy	161,849	(10)	*	65,722		96,127		*
Merrell M. Tomlin	145,124	(10)	*	63,264		81,860		*
Randall J. Steward	139,875	(10)	*	12,344		127,531		*
Kenneth V. Biller	196,941	(10)	*	63,264		122,949		*
Other Officers
Gerald A. Albright	7,622		*	466		7,156		*
Chris F. Brooks	19,611		*	3,090		16,521		*
Kenneth G. Drescher	30,178		*	7,500		22,678		*
Patrick L. Gore	37,688		*	500		37,188		*
Robert D. Long	1,750		*	537		1,213		*
Randall A. Raymond	14,750		*	1,000		13,750		*
Dale R. Tetzlaff	107,753		*	36,364		71,389		*
Stephen L. Tuscic	28,958		*	5,820		23,138		*
Former Officers
Arthur S. Homa	26,816		*	8,342		18,474		*
Roger F. Warren	322,782		1.2	6,577		316,205		1.1
Other Selling Shareholders
18 Other Selling Shareholders, who are including an aggregate of 31,924 shares of common stock in this prospectus and will beneficially own on an aggregate basis less than 1% of our outstanding common stock after an offering pursuant to a prospectus supplement	228,849		*	31,924		196,925		*

*
Indicates less than 1% of the total number of outstanding shares of common stock.

(1)
The selling shareholders have agreed that they will only sell shares of common stock included in this prospectus at such time or times that we have filed a prospectus supplement with respect to such sales and have notified the selling shareholders that they are permitted to sell shares thereunder. Share ownership for each individual includes shares subject to options that are exercisable within 60 days of May 15, 2001.

(2)
Based on 27,856,723 shares of common stock outstanding as of May 15, 2001.

(3)
In the event that we file a prospectus supplement in connection with an underwritten offering and notify the selling shareholders that they are permitted to sell shares thereunder, the selling shareholders may also sell an aggregate of up to an additional 1,125,000 shares of common stock to cover over-allotments, if any. Any shares to be sold by selling shareholders pursuant to any such over-allotment will be identified in a prospectus supplement. This prospectus will also cover any additional shares of common stock which become issuable in connection with the shares registered hereby by reason of any stock divided, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(4)
Based on 28,287,058 shares of common stock outstanding after an offering pursuant to a prospectus supplement, assuming the exercise of options to purchase an aggregate of 430,335 shares of common stock by selling shareholders. Does not give effect to any shares of common stock which may be issued pursuant to offerings by the company of securities registered hereby.

(5)
THL Equity Advisors III Limited Partnership ("Advisors"), the general partner of the Thomas H. Lee Equity Fund III, L.P. and Thomas H. Lee Foreign Fund III, L.P., THL Equity Trust III ("Equity Trust"), the general partner of Advisors, Thomas H. Lee, Scott A. Schoen, Warren C. Smith, Jr. and other managing directors of Thomas H. Lee Co., as Trustees of Equity Trust, and Thomas H. Lee as sole shareholder of Equity Trust, may be deemed to be beneficial owners of the shares of common stock held by such Funds. Each of these persons disclaims beneficial ownership of all shares.

(6)
THL Investment Management Corp., the general partner of THL-CCI Limited Partnership, and Thomas H. Lee, as director and sole shareholder of THL Investment Management Corp., may also be deemed to be beneficial owners of the shares of common stock held by THL-CCI Limited Partnership. THL Investment Management Corp. disclaims beneficial ownership of such shares. Thomas H. Lee disclaims beneficial ownership of such shares except to the extent of his direct pecuniary interest.

(7)
Includes 2,957 shares which represent Mr. Jones' proportional interest in the Thomas H. Lee Equity Fund III, L.P.

(8)
Includes 846 shares beneficially owned by Mr. Jones and offered by Thomas H. Lee Equity Fund III, L.P.

(9)
Includes 2,111 shares which represent Mr. Jones' proportional interest in the Thomas H. Lee Equity Fund III, L.P. after an offering pursuant to a prospectus supplement.

(10)
Does not include additional shares subject to options which are not exercisable within 60 days of May 15, 2001.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

    This prospectus, together with the additional information included in any applicable prospectus supplements, contains a summary of the material terms and provisions of our common stock, preferred stock, debt securities, and warrants to purchase our common stock or preferred stock. These summaries are not meant to be a complete description of each security.

DESCRIPTION OF THE CAPITAL STOCK WE MAY OFFER

    Under our amended and restated articles of incorporation, our authorized capital stock consists of 150,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. As of May 15, 2001 there were outstanding:

  •
  27,856,723 shares of common stock, including 277,138 shares of restricted stock granted under our 1997 Incentive Plan, which may be forfeitable to us upon the conditions set forth in the applicable award agreements;

  •
  employee stock options to purchase an aggregate of 3,975,395 shares of common stock; and

  •
  no shares of preferred stock.

    The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities but is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended and restated articles of incorporation and our amended and restated by-laws that are incorporated by reference into the registration statement which includes this prospectus and, with respect to preferred stock, the certificate of designation which will be filed with the SEC for each series of preferred stock we may designate, if any. We also refer you to the description of our common stock and preferred stock set forth in our Registration Statement on Form 8-A filed with the SEC on November 17, 1997.

    We will describe in a prospectus supplement the specific terms of any preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of the preferred stock may differ from the terms described below.

Common Stock

    Voting Rights.  Holders of shares of common stock are entitled to one vote per share in all matters to be voted on by the shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

    Dividends.  The holders of shares of common stock, subject to any preferences that may be applicable to any outstanding series of preferred stock, are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefore.

    Liquidation and Dissolution.  In the event of our liquidation, dissolution or winding up, the holders of shares of common stock will be entitled to share ratably in our assets legally available for distribution to shareholders after payment of, or provision for, all known debts and liabilities and subject to the prior rights of any holders of any preferred stock then outstanding.

    Other Rights.  Holders of shares of common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of the common stock are, and any shares of common stock offered hereby will be, when issued and paid for, fully paid and non-assessable. The rights, preferences and privileges of holders of shares of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. In addition, under Section 180.0622 of the Wisconsin Business Corporation Law, or WBCL, holders of shares of common stock are personally liable, up to the par value of the shares owned, for our debts owed to our employees for services rendered by employees to us during no more than a six month period in any one case. Certain Wisconsin courts have interpreted "par value" to mean the full amount paid upon the purchase of the common stock.

    Listing, Transfer Agent and Registrar.  Our common stock is listed on the New York Stock Exchange under the symbol "ROV." Firstar Trust Company is the Transfer Agent and Registrar for the common stock.

Preferred Stock

    General.  Under our amended and restated articles of incorporation, our board of directors is authorized, without further stockholder action, to provide for the issuance of up to 5,000,000 shares of preferred stock. As of May 15, 2001, no shares of preferred stock were outstanding. Our board of directors may at various times authorize the issuance of shares of preferred stock in series, and each series shall have dividend and liquidation preferences, redemption prices, conversion rights, and other terms and provisions as may be contained in the resolutions of our board of directors providing for its issuance. The shares of any series of preferred stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith.

    A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. The prospectus supplement will include:

  •
  the title and stated value of the preferred stock;

  •
  the price or prices at which the preferred stock may be purchased;

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  the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

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  the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

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  whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

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  the procedures for an auction and remarketing, if any, for the preferred stock;

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  the provisions for a sinking fund, if any, for the preferred stock;

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  the voting rights of the preferred stock;

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  the provisions for redemption, if applicable, of the preferred stock;

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  any listing of the preferred stock on any securities exchange;

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  the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price and conversion period;

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  if appropriate, a discussion of U.S. federal income tax considerations applicable to the preferred stock;

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  the rank of each series of preferred stock relative to each other and to common stock with respect to payment of dividends and distributions of assets upon liquidation; and

  •
  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

    Conversion or Exchange.  The terms, if any, on which the preferred stock may be convertible into or exchangeable for common stock or other of our securities will be detailed in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option, and may include provisions pursuant to which the number of shares of common stock or other of our securities to be received by the holders of preferred stock would be subject to adjustment.

Certain Effects of Authorized but Unissued Stock

    We have shares of common stock and preferred stock available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital or facilitate corporate acquisitions or these shares may be payable as a dividend on the capital stock.

    The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the issuance of preferred stock could adversely affect the voting power of holders of shares of common stock and the likelihood that holders will receive dividend payments and payments upon liquidation.

Wisconsin Law and Certain Provisions of our Amended and Restated Articles of Incorporation and our Amended and Restated By-laws

    Provisions of Wisconsin law and our amended and restated articles of incorporation and our amended and restated by-laws could make the acquisition of us and the removal of incumbent officers and directors more difficult. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate with us first. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging proposals because, among other things, negotiation of the proposals could result in an improvement of their terms. This summary is subject to, and qualified in its entirety by, the provisions of our amended and restated articles of incorporation and our amended and restated by-laws, as well as the provisions of any applicable laws.

    Our board of directors is divided into three classes of directors serving staggered three-year terms, with a minimum of five directors and a maximum of nine directors constituting the entire board of directors. The directors may be removed by the vote of the holders of at least two-thirds of the shares entitled to vote at an election of directors only for cause. The total number of directors and the number of directors constituting each class of directors (with each of the three classes being required to be equal as nearly as possible) can be fixed or changed, from time to time, by the board of directors within the authorized limits. Incumbent directors are delegated the power to fill any vacancies on the board of directors, however occurring, whether by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise. In addition, provisions in our amended and restated by-laws require stockholders to give advance notice of proposals to be presented at meetings of stockholders, including director nominations. These provisions could delay stockholder actions that are favored by the holders of a majority of our outstanding shares until the next stockholders' meeting.

    As a Wisconsin corporation, we are subject to certain provisions of the WBCL, including a business combination statute, a fair price statute and a control share statute, which provide Wisconsin corporations with anti-takeover protection.

    Sections 180.1140 to 180.1144 of the WBCL, which are collectively referred to as the "Wisconsin Business Combination Statute," regulate a broad range of "business combinations" between a Wisconsin corporation and an "interested stockholder." The Wisconsin Business Combination Statute defines a "business combination" to include a merger or share exchange, sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets equal to at least 5% of the aggregate market value of the stock or assets of a corporation or 10% of its earning power, or the issuance of stock or rights to purchase stock with an aggregate market value equal to at least 5% of the aggregate market value of all of the outstanding stock, adoption of a plan of liquidation or dissolution, and certain other transactions involving an "interested stockholder." An "interested stockholder" is defined as a person who beneficially owns, directly or indirectly, 10% of the voting power of the outstanding voting stock of a corporation or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of the then outstanding voting stock within the last three years. The Wisconsin Business Combination Statute prohibits a corporation from engaging in a business combination (other than a business combination of a type specifically excluded from the coverage of the statute) with an interested stockholder for a period of three years following the date the person becomes an interested stockholder, unless the board of directors approved the business combination or the acquisition of the stock that resulted in a person becoming an interested stockholder prior to the acquisition. Business combinations after the three-year period following the stock acquisition date are permitted only if (a) the board of directors approved the acquisition of the stock prior to the acquisition date, (b) the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested stockholder at a meeting called for that purpose or (c) the consideration to be received by stockholders meets certain requirements of the Wisconsin Business Combination Statute with respect to form and amount.

    In addition, Sections 180.1130 to 180.1134 of the WBCL, which are collectively referred to as the "Wisconsin Fair Price Statute," provide that certain mergers, share exchanges or sales, leases, exchanges or other dispositions of assets in a transaction involving a "significant stockholder" are subject to a supermajority vote of stockholders, in addition to any approval otherwise required by law or the articles of incorporation of the corporation. A "significant stockholder" is defined as a person who beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding voting shares of a corporation or an affiliate of the corporation which within the two year period immediately before the date in question beneficially owned, directly or indirectly, 10% or more of the voting power of the then outstanding voting shares of the corporation. The Wisconsin Fair Price Statute provides that certain transactions with a significant stockholder must be approved by 80% of the votes entitled to be cast by outstanding voting shares of the corporation and at least two-thirds of the votes entitled to be cast by holders of voting shares other than voting shares beneficially owned by the significant stockholder who is a party to the relevant transaction or any of its affiliates or associates, in each case voting together as a single group, unless the following fair price standards have been met: (a) the aggregate value of the per share consideration is equal to the higher of (i) the highest price paid for any common shares of the corporation by the significant stockholder in the transaction in which it became a significant stockholder or within two years before the date of the transaction, (ii) the market value of the corporation's shares on the date of commencement of any tender offer by the significant stockholder, the date on which the person became a significant stockholder or the date of the first public announcement of the proposed transaction, whichever is higher, or (iii) the highest liquidation or dissolution distribution to which holders of the shares would be entitled; and (b) either cash, or the form of consideration used by the significant stockholder to acquire the largest number of shares, is offered.

    Under Section 180.1150, referred to as the "Wisconsin Control Share Statute," the voting power of shares, including shares issuable upon conversion of securities or exercise of options or warrants, of an "issuing public corporation" held by any person or persons acting as a group in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of those shares. The Wisconsin Control Share Statute does not apply to shares acquired directly from the issuing public corporation, in certain specified transactions, or in a transaction in which the corporation's stockholders have approved restoration of the full voting power of the otherwise restricted shares.

    Section 180.113, referred to as the "Wisconsin Defensive Action Restrictions," provides that, in addition to the vote otherwise required by law or the articles of incorporation of an issuing public corporation, the approval of the holders of a majority of the shares entitled to vote is required before the corporation can take certain action while a takeover offer for the corporation's shares is being made or after a takeover offer has been publicly announced and before it is concluded. Under the Wisconsin Defensive Action Restrictions, stockholder approval is required for the corporation to (a) acquire more than 5% of the outstanding voting shares at a price above the market value from any individual or organization that owns more than 3% of the outstanding voting shares and has held the shares for less than two years, unless a similar offer is made to acquire all voting shares and all securities which may be converted into voting shares, or (b) sell or option assets of the corporation which amount to at least 10% of the market value of the corporation, unless the corporation has at least three independent directors and a majority of the independent directors vote not to have this provision apply to the corporation. The restrictions described in clause (a) above may have the effect of deterring a stockholder from acquiring our shares with the goal of seeking to have us repurchase the shares at a premium over the market price.

DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER

    The following description sets forth some general terms and provisions of the debt securities we may offer, but is not complete. The particular terms of the debt securities offered, and the extent to which the general provisions may or may not apply to the debt securities so offered, will be described in the prospectus supplement relating to the particular debt securities. For a more detailed description of the terms of the debt securities, please refer to the indenture relating to the issuance of the particular debt securities.

    Any senior debt securities will be issued under a senior indenture to be entered into between us and the trustee named in the senior indenture. Any subordinated debt securities will be issued under a subordinated indenture to be entered into between us and the trustee named in the subordinated indenture. As used in this registration statement, the term "indentures" refers to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. As used in this registration statement, the term "debt trustee" refers to either the senior trustee or the subordinated trustee, as applicable.

    The following summaries of some material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, including the definitions therein of some terms. Except as otherwise indicated, the terms of any senior indenture and subordinated indenture, will be identical.

    General.  If applicable, each prospectus supplement will describe the following terms relating to a series of debt securities:

  •
  the title of the debt securities;

  •
  whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated, the terms of subordination;

  •
  any limit on the amount of debt securities that may be issued;

  •
  whether any of the debt securities will be issuable, in whole or in part, in temporary or permanent global form or in the form of book-entry securities;

  •
  the maturity dates of the debt securities;

  •
  the annual interest rates (which may be fixed or variable) or the method for determining the rates and the dates interest will begin to accrue on the debt securities, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining the dates;

  •
  the places where payments with respect to the debt securities shall be payable;

  •
  our right, if any, to defer payment of interest on the debt securities and the maximum length of any deferral period;

  •
  the date, if any, after which, and the prices at which, the series of debt securities may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

  •
  the dates, if any, on which, and the prices at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and other related terms and provisions;

  •
  the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

  •
  any mandatory or optional sinking fund or similar provisions with respect to the debt securities;

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  the currency or currency units of payment of the principal of, premium, if any, and interest on the debt securities;

  •
  any index used to determine the amount of payments of the principal of, premium, if any, and interest on the debt securities and the manner in which the amounts shall be determined;

  •
  the terms pursuant to which the debt securities are subject to defeasance;

  •
  the terms and conditions, if any, pursuant to which the debt securities are secured; and

  •
  any other terms (which terms shall not be inconsistent with the applicable indenture) of the debt securities.

    The debt securities may be issued as Original Issue Discount Securities. An Original Issue Discount Security is a debt security, including any zero-coupon debt security, which:

  •
  is issued at a price lower than the amount payable upon its stated maturity, and

  •
  provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity shall become due and payable.

    United States federal income tax considerations applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. In addition, United States federal income tax or other considerations applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

    Under the indentures, we will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, to reopen a previous issue of a series without the consent of the holders of debt securities and issue additional debt securities of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us.

    Conversion or Exchange Rights.  The terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock or other of our securities will be detailed in the prospectus supplement relating thereto. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option, and may include provisions pursuant to which the number of shares of common stock or other of our securities to be received by the holders of the series of debt securities would be subject to adjustment.

    Consolidation, Merger or Sale.  Unless otherwise noted in a prospectus supplement, the indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor or acquirer of the assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

    Events of Default Under the Indentures.  The following will be events of default under the indentures with respect to any series of debt securities issued:

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  failure to pay interest on the debt securities when due and the failure continues for 30 days and the time for payment has not been extended or deferred;

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  failure to pay the principal or premium of the debt securities, if any, when due;

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  failure to deposit any sinking fund payment, when due, for any debt security and, in the case of the subordinated indenture, whether or not the deposit is prohibited by the subordination provisions;

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  failure to observe or perform any other covenant contained in the debt securities or the indentures other than a covenant specifically relating to another series of debt securities, and the failure continues for 90 days after we receive notice from the debt trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

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  if the debt securities are convertible into shares of common stock or other of our securities, failure by us to deliver common stock or other securities when the holder or holders of the debt securities elect to convert the debt securities into shares of common stock or other of our securities; and

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  particular events of our bankruptcy, insolvency or reorganization.

    The supplemental indenture or the form of note for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the prospectus supplement relating to the series.

    If an event of default with respect to debt securities of any series occurs and is continuing, the debt trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us (and to the debt trustee if notice is given by the holders), may declare the unpaid principal premium, if any, and accrued interest, if any, due and payable immediately.

    The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding:

  •
  payment of principal, premium, if any, or interest on the debt securities, or

  •
  some covenants containing limitations on our ability to pay dividends and make payments on debt securities in some circumstances.

    Any waiver shall cure the default or event of default.

    Subject to the terms of the indentures (as supplemented), if an event of default under an indenture shall occur and be continuing, the debt trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless the holders have offered the debt trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debt trustee, or exercising any trust or power conferred on the debt trustee, with respect to the debt securities of that series, provided that:

  •
  it is not in conflict with any law or the applicable indenture;

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  the debt trustee may take any other action deemed proper by it which is not inconsistent with the direction; and

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  subject to its duties under the Trust Indenture Act of 1939, the debt trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

    A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder has given written notice to the debt trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and the holders have offered reasonable indemnity to the debt trustee to institute proceedings; and

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  the debt trustee does not institute a proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

    These limitations will not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on the debt securities.

    We will periodically file statements with the debt trustee regarding our compliance with some of the covenants in the indentures.

    Modification of Indenture; Waiver.  We and the debt trustee may change an indenture without the consent of any holders with respect to specific matters, including:

  •
  to fix any ambiguity, defect or inconsistency in the indenture;

  •
  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series;

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  to provide for the assumption by a successor person or the acquirer of all or substantially all of our assets of our obligations under such indenture;

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  to evidence and provide for successor trustees;

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  to add, change or eliminate any provision affecting only debt securities not yet issued; and

  •
  to comply with any requirement of the SEC in connection with qualification of an indenture under the Trust Indenture Act of 1939.

    In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debt trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

  •
  extend the fixed maturity of the series of debt securities;

  •
  change any obligation of ours to pay additional amounts with respect to the debt securities;

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  reduce the principal amount or reduce the rate of, or extend the time of payment of, interest, or any premium payable upon the redemption of any debt securities;

  •
  reduce the amount of principal of an Original Issue Discount Security or any other debt security payable upon acceleration of the maturity thereof;

  •
  change the currency in which any debt security or any premium or interest is payable;

  •
  impair the right to enforce any payment on or with respect to any debt security;

  •
  adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, the debt security (if applicable);

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  in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

  •
  if the debt securities are secured, change the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities;

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults; or

  •
  modify any of the above provisions.

    Form, Exchange and Transfer.  The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to the series.

    At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

    Subject to the terms of the indentures and the limitations applicable to global securities detailed in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

    If the debt securities of any series are to be redeemed, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing, or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.

    Information Concerning the Debt Trustee.  The debt trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only the duties specifically detailed in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debt trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur. The debt trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

    Payment and Paying Agents.  Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name the debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the payment of interest.

    Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in the prospectus supplement, the corporate trust office of the debt trustee in the City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

    All moneys paid by us to a paying agent or the debt trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

    Governing Law.  The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York except for conflicts of laws provisions and to the extent that the Trust Indenture Act of 1939 shall be applicable.

    Subordination of Subordinated Debt Securities.  Any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to some of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture will not limit the amount of subordinated debt securities which we may issue, nor will it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF THE WARRANTS WE MAY OFFER

    We may issue warrants, including warrants to purchase preferred stock, common stock or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the underlying securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as detailed in the prospectus supplement relating to warrants being offered.

    A prospectus supplement relating to any warrants being offered will, where applicable, describe the following terms:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currencies in which the price or prices of the warrants may be payable;

  •
  the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

  •
  the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

  •
  if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

  •
  the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

  •
  the minimum or maximum amount of the warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of any material federal income tax considerations; and

  •
  any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

    We, and any selling shareholders, may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents or through a combination of methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price of the securities, the net proceeds to us, any underwriting discounts and other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

    If underwriters are used in an offering, we, and any selling shareholders, will execute an underwriting agreement with the underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

    If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

    The securities may be sold directly by us or through agents we designate. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

    Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933, as amended) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resales thereof.

    Underwriters, dealers and agents, may be entitled to indemnification by us, and any selling shareholders, against specific civil liabilities, including liabilities under the Securities Act of 1933 or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for us in the ordinary course of business.

    Each series of securities is expected to be a new issue of securities with no established trading market, other than the common stock, which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange or eligible for quotation and trading on Nasdaq.

    As used herein, "selling shareholders" includes donees, pledgees, transferees or other successors in interest selling shares of common stock received from selling shareholders named in this prospectus or in a supplement to this prospectus. With respect to sales by the selling shareholders, we will pay all expenses of the registration of the shares of common stock included herein, other than commissions, discounts and concessions of underwriters, dealers or agents. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock will be borne by the selling shareholders. We will not receive any of the proceeds from the sale of the shares of common stock by the selling shareholders.

LEGAL MATTERS

    Legal matters relating to the securities offered hereby will be passed upon for us, and any selling shareholders, by James T. Lucke, our General Counsel. Certain other legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Boston, Massachusetts.

EXPERTS

    KPMG LLP, independent certified public accountants, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on the report of KPMG LLP, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

    We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC's web site at http://www.sec.gov. You may also read and copy these reports, proxy statements and other information at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-732-0330 for more information about the operation of the public reference rooms.

    The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until this offering is completed:

  •
  Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed with the SEC on December 19, 2000;

  •
  Quarterly Report on Form 10-Q for the quarter ended December 31, 2000 filed with the SEC on February 14, 2001;

  •
  Quarterly Report on Form 10-Q for the quarter ended April 1, 2001 filed with the SEC on May 14, 2001; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 17, 1997, including any amendments or reports filed for the purpose of updating the descriptions.

    You may request a copy of these filings at no cost by writing or telephoning us at the following address or telephone number:

    Rayovac Corporation
    601 Rayovac Drive
    Madison, Wisconsin 53711-2497
    Attention: John Daggett
    Telephone: (608) 275-3340

FORWARD-LOOKING STATEMENTS

    We make "forward-looking statements" throughout this prospectus, in any accompanying prospectus supplement and in the documents we incorporate and will incorporate by reference into this prospectus or any accompanying prospectus supplement. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "intends," "believes," "estimates," "projects," "predicts," "potential" and similar expressions intended to identify forward-looking statements. These statements reflect our views as of the date of this prospectus with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading "Risk Factors." Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

    You should read this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

    We will not update these forward-looking statements, whether as a result of new information, future events or otherwise. You should, however, review additional disclosures we make in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K filed with the SEC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offerings described in this registration statement. All the amounts shown are estimates except for the Securities and Exchange Commission (the "SEC") registration fee.

SEC registration fee	$91,047
Legal fees and expenses	$100,000
Accounting fees and expenses	$50,000
Printing and engraving expenses	$25,000
Miscellaneous expenses	$33,953

Total	$300,000

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Pursuant to the Wisconsin Business Corporation Law ("WBCL") and our amended and restated by-laws, our directors and officers are entitled to mandatory indemnification from us against certain liabilities and expenses (i) to the extent the directors or officers are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to us and the breach or failure constituted (a) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. The WBCL also provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under our articles of incorporation, by-laws, a written agreement or a resolution of our Board of Directors or shareholders. Further, the WBCL specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the WBCL, our directors are not subject to personal liability to us, our shareholders or any person asserting rights on behalf thereof for certain breaches of or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

    Expenses for the defense of any action for which indemnification may be available may be advanced by us under certain circumstances.

    The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses.

    We have purchased directors' and officers' liability insurance which would indemnify our directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

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ITEM 16. EXHIBITS

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT
**1.1	The form of equity underwriting agreement.
**1.2	The form of debt underwriting agreement.
4.1	Amended and Restated Articles of Incorporation. (1)
4.2	Amended and Restated By-laws of the Company. (2)
+4.3	Form of senior indenture.
+4.4	Form of subordinated indenture.
**4.5	The form of any senior debt security with respect to each particular series of senior debt securities issued hereunder.
**4.6	The form of any subordinated debt security with respect to each particular series of subordinated debt securities issued hereunder.
4.7	Specimen certificate representing the common stock. (3)
**4.8	The form of any certificate of designation with respect to any preferred stock issued hereunder (together with the form of preferred stock certificate).
**4.9	Form of warrant agreement.
**4.10	The form of any warrant with respect to each series of warrants issued hereunder.
+5.1	Opinion of James T. Lucke, Esq.
+12.1	Computation of Ratio of Earnings to Fixed Charges.
+23.1	Consent of KPMG LLP.
+23.2	Consent of James T. Lucke, Esq. (included in Exhibit 5.1).
*24.1	Power of Attorney (included on the signature page of this registration statement).
**25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended of 1939, of [ ] , as Trustee under the senior indenture.
**25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of [ ], as Trustee under the subordinated indenture.
+
Filed herewith.

*
Previously filed.

**
To be filed by amendment or as an exhibit to a current report of the registrant or, where applicable, incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

(1)
Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, filed with the SEC on December 23, 1997.

(2)
Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 4, 1999, filed with the SEC on May 17, 1999.

(3)
Incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-35181).

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ITEM 17. UNDERTAKINGS

  (a)
  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made pursuant to this registration statement, a post-effective amendment to this registration statement:

        (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

      (4) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof;

      (5) For the purpose of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective;

      (6) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be

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  a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended and will be governed by the final adjudication of such issue.

    (c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Madison, State of Wisconsin, on the 25th day of May, 2001.

RAYOVAC CORPORATION
By	/s/ JAMES T. LUCKE Name: James T. Lucke Title: Vice President, General Counsel and Secretary

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of Rayovac Corporation in the capacities indicated on May 25, 2001:

* David A. Jones	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
* Kent J. Hussey	President and Chief Operating Officer and Director
* Randall J. Steward	Executive Vice President of Administration and Chief Financial Officer (Principal Financial and Accounting Officer)
* John S. Lupo	Director
* Philip F. Pellegrino	Director
* Scott A. Schoen	Director
* Thomas R. Shepherd	Director
* Warren C. Smith, Jr.	Director
* By:	/s/ JAMES T. LUCKE James T. Lucke Attorney-in-Fact

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EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT
**1.1	The form of equity underwriting agreement.
**1.2	The form of debt underwriting agreement.
4.1	Amended and Restated Articles of Incorporation. (1)
4.2	Amended and Restated By-laws of the Company. (2)
+4.3	Form of senior indenture.
+4.4	Form of subordinated indenture.
**4.5	The form of any senior debt security with respect to each particular series of senior debt securities issued hereunder.
**4.6	The form of any subordinated debt security with respect to each particular series of subordinated debt securities issued hereunder.
4.7	Specimen certificate representing the common stock. (3)
**4.8	The form of any certificate of designation with respect to any preferred stock issued hereunder (together with the form of preferred stock certificate).
**4.9	Form of warrant agreement.
**4.10	The form of any warrant with respect to each series of warrants issued hereunder.
+5.1	Opinion of James T. Lucke, Esq.
+12.1	Computation of Ratio of Earnings to Fixed Charges.
+23.1	Consent of KPMG LLP.
+23.2	Consent of James T. Lucke, Esq. (included in Exhibit 5.1).
*24.1	Power of Attorney (included on the signature page of this registration statement).
**25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended of 1939, of [ ] , as Trustee under the senior indenture.
**25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of [ ], as Trustee under the subordinated indenture.
+
Filed herewith.

*
Previously filed.

**
To be filed by amendment or as an exhibit to a current report of the registrant or, where applicable, incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

(1)
Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, filed with the SEC on December 23, 1997.

(2)
Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 4, 1999, filed with the SEC on May 17, 1999.

(3)
Incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-35181).

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QuickLinks

TABLE OF CONTENTS
RAYOVAC CORPORATION
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
SELLING SHAREHOLDERS
DESCRIPTION OF THE SECURITIES WE MAY OFFER
DESCRIPTION OF THE CAPITAL STOCK WE MAY OFFER
DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER
DESCRIPTION OF THE WARRANTS WE MAY OFFER
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES